Exhibit 4.2

Execution Copy

__________________________________

Registration Rights Agreement

Dated as of August 20, 2012

between

Norfolk Southern Corporation

and

Merrill Lynch, Pierce, Fenner & Smith Incorporated

and

Citigroup Global Markets Inc.

__________________________________

Execution Copy

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into this 20th day of August, 2012, between Norfolk Southern Corporation, a Virginia corporation (the “Company”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Citigroup Global Markets Inc. (together with Merrill Lynch, the “Dealer Managers” and each, a “Dealer Manager”).

The Company and each of the Dealer Managers are parties to the Dealer Manager Agreement, dated August 2, 2012, between the Company and the Dealer Managers (the “Dealer Manager Agreement”) under which the Dealer Managers have agreed to act as dealer managers in respect of the Company’s offers to exchange its outstanding 7.050% Notes due 2037, 7.250% Notes due 2031, 7.800% Notes due 2027, 5.640% Notes due 2029, 5.590% Notes due 2025 and 9.000% Notes due 2021 for a combination of  (1) a cash payment and (2) up to $600,000,000 aggregate principal amount of the Company’s 2.903% Notes due 2023 (such notes, the “Securities”), as set forth in the Offering Memorandum dated August 2, 2012 related thereto.  In order to induce the Dealer Managers to enter into the Dealer Manager Agreement, the Company has agreed with the Dealer Managers for the benefit of the holders of the Securities and their direct and indirect transferees to provide the registration rights set forth in this Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1.         Definitions.

As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended from time to time.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

 “Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“Dealer Manager Agreement” shall have the meaning set forth in the preamble.

“Depositary” shall mean The Depository Trust Company, or any other depositary appointed by the Company, provided, however, that such depositary must have an address in the Borough of Manhattan, in the City of New York.

“Exchange Notes” shall mean the 2.903% Notes due 2023 to be issued by the Company under the Indenture, having terms identical to the Securities, in all material respects (except that the Exchange Notes shall not be subject to the provisions hereof, restrictions on transfers and restrictive legends applicable to the Securities), to be offered to Holders of Securities in exchange for Transfer Restricted Securities pursuant to the Registered Exchange Offer.

“Exchange Offer Registration” shall mean a registration under the 1933 Act effected pursuant to Section 2.1 hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

“Exchange Period” shall have the meaning set forth in Section 2.1 hereof.

“Final Closing Date” shall mean August 20, 2012.

“Holder” shall mean holders or beneficial owners of Transfer Restricted Securities issued under the Indenture and each Participating Broker-Dealer that is a holder or beneficial owner of Exchange Notes for so long as such Participating Broker-Dealer is required to deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Notes.

“Indenture” shall mean the Indenture relating to the Securities, dated as of the date hereof, between the Company and U.S. Bank Trust National Association, as trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

“Majority Holders” shall mean the Holders (as such term is defined in the Indenture) of a majority of the aggregate principal amount of Transfer Restricted Securities Outstanding (as defined, with respect to a Transfer Restricted Security, under the Indenture); provided that whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or any Affiliate (as such term is defined in the Indenture) of the Company shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage amount.

“Participating Broker-Dealer” shall mean any of the Dealer Managers and any other broker-dealer that receives Exchange Notes for its own account in the Registered Exchange Offer in exchange for Transfer Restricted Securities that were acquired by such broker-dealer as a result of market-making activities or other trading activities.

“Person” shall mean an individual, partnership (general or limited), corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Transfer Restricted Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Registered Exchange Offer” shall mean the exchange offer by the Company of the Exchange Notes for Transfer Restricted Securities pursuant to Section 2.1 hereof.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or Financial Industry Regulatory Authority (“FINRA”) registration and filing fees, including, if applicable, the fees and expenses of any “qualified independent underwriter” (and the reasonable fees and disbursements of its counsel) that is required to be retained by any holder of Transfer Restricted Securities in accordance with the rules and regulations of FINRA, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of FINRA (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Notes or Transfer Restricted Securities and any filings with FINRA), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Transfer Restricted Securities on any securities exchange or exchanges, (v) all rating agency fees, (vi) the fees and disbursements of counsel for the Company and of the independent registered public accounting firm of the Company, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance, (vii) the fees and expenses of the Trustee, and any escrow agent or custodian, (viii) the reasonable fees and expenses of the Dealer Managers in connection with the Registered Exchange Offer, including the reasonable fees and expenses of counsel to the Dealer Managers in connection therewith, (ix) the reasonable fees and disbursements of Sidley Austin llp, special counsel representing the Holders of Transfer Restricted Securities (the “Special Counsel”) and (x) any fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities and the fees and expenses of any special experts retained by the Company in connection with any Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Transfer Restricted Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Company which covers any of the Exchange Notes or Transfer Restricted Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“SEC” shall mean the United States Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

“Shelf Registration” shall mean a registration effected pursuant to Section 2.2 hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company pursuant to the provisions of Section 2.2 of this Agreement which covers all of the

Transfer Restricted Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Transfer Restricted Securities” shall mean the Securities; provided, however, that Securities shall cease to be Transfer Restricted Securities on the earliest to occur of (i) the date on which such Securities have been exchanged by a Person other than a Participating Broker-Dealer for an Exchange Note in the Registered Exchange Offer, (ii) following the exchange by a Participating Broker-Dealer in the Registered Exchange Offer of a Security for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such Participating Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Securities have been effectively registered under the 1933 Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Securities are distributed to the public pursuant to Rule 144 under the 1933 Act. Anything herein to the contrary notwithstanding, in any case where a Participating Broker-Dealer receives an Exchange Note in the Registered Exchange Offer, such Exchange Note shall be considered a Transfer Restricted Security until such time as it ceases to be a Transfer Restricted Security pursuant to clause (ii), (iii) or (iv) of the preceding sentence.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

2.         Registration Under the 1933 Act.

2.1       Registered Exchange Offer. The Company shall, for the benefit of the Holders, at the Company’s cost, (A) prepare and file with the SEC an Exchange Offer Registration Statement, within 180 days of the Final Closing Date, on an appropriate form under the 1933 Act with respect to offers for the issuance and delivery to the Holders, in exchange for the Transfer Restricted Securities, of a like principal amount of  Exchange Notes, (B) use all commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the 1933 Act within 270 days of the Final Closing Date, (C) use all commercially reasonable efforts to keep the Exchange Offer Registration Statement effective until the closing of the Registered Exchange Offer and thereafter for so long as Participating Broker-Dealers are required to deliver a prospectus meeting the requirements of the 1933 Act in connection with any resales of Exchange Notes (such period shall in no event exceed 270 days after the closing of the Registered Exchange Offer) and (D) use all commercially reasonable efforts to issue on or prior to 30 days, or longer, if required by United States federal securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the SEC, Exchange Notes in exchange for all Transfer Restricted Securities tendered prior thereto in the Registered Exchange Offer.

Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder eligible and electing to exchange Transfer Restricted Securities for Exchange Notes (assuming that such Holder (a) is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act, (b) is not a broker-dealer tendering Transfer Restricted Securities acquired directly from the Company for its own account, (c) acquired the Exchange Notes in the ordinary course of such Holder’s business and (d) has no arrangements or understandings with any Person to participate in the Registered Exchange Offer for the purpose of distributing the Exchange Notes) to transfer such Exchange Notes from and after their receipt without any limitations or restrictions under the 1933 Act and under state securities or blue sky laws.

In connection with the Registered Exchange Offer, the Company shall:

(a)        make available as promptly as practicable to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(b)        keep the Registered Exchange Offer open for acceptance for a period of not less than 30 calendar days after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the “Exchange Period”);

(c)        utilize the services of the Depositary for the Registered Exchange Offer;

(d)        permit Holders to withdraw tendered Transfer Restricted Securities at any time prior to 5:00 p.m. (Eastern Time), on the last business day of the Exchange Period, by sending to the institution specified in the notice, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Transfer Restricted Securities delivered for exchange, and a statement that such Holder is withdrawing such Holder’s election to have such Transfer Restricted Securities exchanged;

(e)        notify each Holder that any Transfer Restricted Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of Participating Broker-Dealers as provided herein); and

(f)         otherwise comply in all respects with all applicable laws relating to the Registered Exchange Offer.

The Exchange Notes shall be issued under the Indenture. The Indenture has or, prior to the issuance of the Exchange Notes, shall have been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

As soon as practicable after the close of the Registered Exchange Offer the Company shall:

(i)         accept for exchange all Transfer Restricted Securities duly tendered and not validly withdrawn pursuant to the Registered Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which shall be an exhibit thereto;

(ii)        deliver to the Trustee for cancellation all Transfer Restricted Securities so accepted for exchange; and

(iii)       cause the Trustee promptly to authenticate and deliver Exchange Notes to each Holder of Transfer Restricted Securities so accepted for exchange in a principal amount equal to the principal amount of the Transfer Restricted Securities of such Holder so accepted for exchange.

Interest on each Exchange Note will accrue from the last date on which interest was paid on the Transfer Restricted Securities surrendered in exchange therefor or, if no interest has been paid on such Transfer Restricted Securities, from the date of original issuance.  The Registered Exchange Offer shall not be subject to any conditions, other than (i) that the Registered Exchange Offer or the making of any exchange by a Holder does not violate applicable law or any applicable interpretation of the staff of the SEC, (ii) the due tendering of Transfer Restricted Securities in accordance with such Registered Exchange Offer, (iii) that each Holder of Transfer Restricted Securities exchanged in such Registered Exchange Offer shall have represented that all Exchange Notes to be received by it shall be acquired in the ordinary course of its business and that at the time of the consummation of such Registered Exchange Offer it shall have no arrangement or understanding with any Person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Notes and shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or other appropriate form under the 1933 Act available and (iv) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to such Registered Exchange Offer which, in the Company’s judgment, would reasonably be expected to impair the ability of the Company to proceed with such Registered Exchange Offer.

2.2       Shelf Registration.  If with respect to the Registered Exchange Offer (i) the Company is not (A) required to file the Exchange Offer Registration Statement or (B) permitted to consummate the Registered Exchange Offer as contemplated by Section 2.1 hereof, in either case, because such Registered Exchange Offer is not permitted by applicable law or SEC policy, or (ii) any Holder of Transfer Restricted Securities notifies the Company after commencement of the Registered Exchange Offer and prior to the 20th business day following consummation of the Registered Exchange Offer that (A) it is prohibited by law or SEC policy from participating in such Registered Exchange Offer, (B) it may not resell the Exchange Notes acquired by it in such Registered Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) it is a broker-dealer and owns Transfer Restricted Securities subject to such Registered Exchange Offer acquired directly from the Company or an Affiliate of the Company, the Company will:

(a)        As promptly as practicable, but no later than 45 days after the occurrence of such event, file with the SEC a Shelf Registration Statement to cover resales of the applicable Transfer Restricted Securities by the Holders of such Transfer Restricted Securities from time to time who satisfy the conditions set forth in Section 3(v) hereof relating to the provision of information in connection with the Shelf Registration Statement.

(b)        Use all commercially reasonable efforts to cause the Shelf Registration Statement to become effective under the 1933 Act no later than 90 days after the occurrence of such event.

(c)        Use all commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the date the Shelf Registration Statement becomes effective under the 1933 Act, or for such shorter period that will terminate when all Transfer Restricted Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding or otherwise to be Transfer Restricted Securities (the “Effectiveness Period”); provided, however, that the Effectiveness Period in respect of the Shelf Registration Statement shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the 1933 Act and as otherwise provided herein.

(d)       Notwithstanding any other provisions hereof, use all commercially reasonable efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

The Company shall not permit any securities other than Transfer Restricted Securities to be included in the Shelf Registration Statement. The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, as required by Section 3(b) below, and to furnish to the Holders of Transfer Restricted Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

2.3       Expenses.  The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2.1 or 2.2. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Transfer Restricted Securities pursuant to the Shelf Registration Statement.

2.4       Effectiveness.  (a)  The Company will be deemed not to have used all commercially reasonable efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if the Company voluntarily takes any action that would, or omits to take any action which omission would, result in any such Registration Statement not being declared or becoming effective or in the Holders of Transfer Restricted Securities covered thereby not being able to exchange or offer and sell such Transfer Restricted Securities during that period as and to the extent contemplated hereby, unless such action is required by applicable law.

(b)        An Exchange Offer Registration Statement pursuant to Section 2.1 hereof or a Shelf Registration Statement pursuant to Section 2.2 hereof will not be deemed to have become effective unless it has been declared effective by the SEC or has otherwise become effective under the 1933 Act; provided, however, that if, after it has been declared or has otherwise become effective, the offering of Transfer Restricted Securities pursuant to an Exchange Offer Registration Statement or a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference, until the offering of Transfer Restricted Securities pursuant to such Registration Statement may legally resume.

2.5       Additional Interest.  If (a) the Company fails to file any of the Registration Statements required by this Agreement on or before the date specified herein for such filing, (b) the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, has not been declared effective by the SEC or has not otherwise become effective under the 1933 Act on or prior to the deadlines for effectiveness specified in Section 2.1 and Section 2.2 of this Agreement (the “Effectiveness Target Date”), (c) the Company fails to consummate the Registered Exchange Offer within 30 days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement, as applicable, is declared or becomes effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in this Agreement (each such event referred to in clauses (a) through (d) above, a “Registration Default”), the Company shall be required to pay to the Holders of the Securities an additional amount (“Additional Interest”) on such Securities equal to one-quarter of one percent per annum of the principal amount of such Securities, which amount will increase by one quarter of one percent per annum each 90-day period that such Additional Interest continues to accrue under any such circumstance, provided that the maximum aggregate amount of Additional Interest payable hereunder will in no event exceed one half of one percent per annum. Following the cure of all Registration Defaults, the accrual of Additional Interest will cease.

The Company shall notify the Trustee within three business days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an “Event Date”). Additional Interest shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders of Transfer Restricted Securities, on or before the applicable semiannual interest payment date, immediately available funds in sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable on each interest payment date to the record Holder of Securities entitled to receive the interest payment to be paid on such date as set forth in the Indenture. Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the applicable Event Date.

3.         Registration Procedures.

In connection with the obligations of the Company with respect to Registration Statements pursuant to Sections 2.1 and 2.2 hereof, the Company shall:

(a)        prepare and file with the SEC a Registration Statement on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company, (ii) shall, in the case of a Shelf Registration Statement, be available for the sale of the Transfer Restricted Securities by the selling Holders thereof, (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and (iv) shall comply in all material respects with the requirements of Regulation S-T under the 1933 Act, and use all commercially reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

(b)        prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the 1933 Act and comply with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder applicable to them with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof (including sales by any Participating Broker-Dealer);

(c)        in the case of a Shelf Registration, (i) notify each Holder of Transfer Restricted Securities to which its obligation to file a Shelf Registration Statement applies, at least five business days prior to filing, that a Shelf Registration Statement with respect to such Transfer Restricted Securities is being filed and advising such Holders that the distribution of such Transfer Restricted Securities will be made in accordance with the method selected by the Majority Holders; (ii) furnish to each Holder of such Transfer Restricted Securities and to each underwriter of an underwritten offering of such Transfer Restricted Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits in order to facilitate the public sale or other disposition of such Transfer Restricted Securities; and (iii) hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of such Transfer Restricted Securities in connection with the offering and sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(d)        use all commercially reasonable efforts to register or qualify the Transfer Restricted Securities under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Transfer Restricted Securities covered by a Registration Statement and each underwriter of an underwritten offering of Transfer Restricted Securities shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and underwriter to consummate the disposition in each such jurisdiction of such Transfer Restricted

Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

(e)        notify promptly each Holder of Transfer Restricted Securities under a Shelf Registration or any Participating Broker-Dealer who has notified the Company that it is utilizing the Exchange Offer Registration Statement as provided in paragraph (f) below and, if requested by such Holder or Participating Broker-Dealer, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) in the case of a Shelf Registration, if, between the effective date of a Registration Statement and the closing of any sale of Transfer Restricted Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (v) of the happening of any event or the discovery of any facts during the period a Registration Statement is effective which makes any statement made in such Registration Statement untrue in any material respect or which requires the making of any changes in such Registration Statement in order to make the statements therein not misleading, (vi) of the happening of any event or the discovery of any facts during the period a Registration Statement is effective which makes any statement in the related Prospectus untrue in any material respect or which requires the making of any changes in such Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (vii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Transfer Restricted Securities or the Exchange Notes, as the case may be, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (viii) of any determination by the Company that a post-effective amendment to such Registration Statement would be appropriate;

(f)         (A) in the case of an Exchange Offer Registration (i) include in the Exchange Offer Registration Statement a section entitled “Plan of Distribution” which section shall be reasonably acceptable to the Dealer Managers on behalf of the Participating Broker-Dealers, and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential “underwriter” status of any broker-dealer that holds Transfer Restricted Securities acquired for their own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes to be received by such broker-dealer in the Registered Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of the

Dealer Managers on behalf of the Participating Broker-Dealers and their counsel, represent the prevailing views of the staff of the SEC, including a statement that any such broker-dealer who receives Exchange Notes for Transfer Restricted Securities pursuant to the Registered Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Notes, (ii) furnish to each Participating Broker-Dealer who has delivered to the Company the notice referred to in Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request, (iii) hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any Person subject to the prospectus delivery requirements of the SEC, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Notes covered by the Prospectus or any amendment or supplement thereto, and (iv) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Registered Exchange Offer (x) the following provision:

“If the exchange offeree is a broker-dealer holding Transfer Restricted Securities acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of Exchange Notes received in respect of such Transfer Restricted Securities pursuant to the Registered Exchange Offer;” and

(y) a statement to the effect that by a broker-dealer making the acknowledgment described in clause (x) and by delivering a Prospectus in connection with the exchange of Transfer Restricted Securities, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act;

(g)        (i) in the case of an Exchange Offer Registration, furnish counsel for the Dealer Managers and (ii) in the case of a Shelf Registration, furnish counsel for the Holders of Transfer Restricted Securities copies of any comment letters received from the SEC or any other request by the SEC or any state securities authority for amendments or supplements to a Registration Statement or a Prospectus or for additional information;

(h)        use all commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

(i)         in the case of a Shelf Registration, furnish to each Holder of Transfer Restricted Securities to which the Shelf Registration applies, and each underwriter, if any, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless requested);

(j)         in the case of a Shelf Registration, cooperate with the selling Holders of Transfer Restricted Securities to facilitate the timely preparation and delivery of certificates representing such Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least three business days prior to the closing of any sale of Transfer Restricted Securities;

(k)        upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(e)(v), 3(e)(vi) and 3(e)(vii) hereof, as promptly as practicable after the occurrence of such an event, use all commercially reasonable efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Transfer Restricted Securities or Participating Broker-Dealers, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or will remain so qualified. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish each Holder such number of copies of the Prospectus as amended or supplemented, as such Holder may reasonably request;

(l)         in the case of a Shelf Registration, a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Dealer Managers on behalf of such Holders; and make representatives of the Company as shall be reasonably requested by the Holders of Transfer Restricted Securities, or the Dealer Managers on behalf of such Holders, available for discussion of such document;

(m)       obtain a CUSIP number for all Exchange Notes or Transfer Restricted Securities, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Notes or the Transfer Restricted Securities, as the case may be, in a form eligible for deposit with the Depositary;

(n)        (i) cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Notes or Transfer Restricted Securities, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act and (iii) execute, and use all commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(o)        in the case of a Shelf Registration, enter into agreements (including underwriting agreements) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Transfer Restricted Securities and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

(i)         make such representations and warranties to the Holders of such Transfer Restricted Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

(ii)        obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority in principal amount of the Transfer Restricted Securities being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

(iii)       obtain “comfort” letters and updates thereof from the Company’s independent registered public accounting firm (and, if necessary, any other independent registered public accounting firm of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement) addressed to the underwriters, if any, and use all commercially reasonable efforts to have such letter addressed to the selling Holders of Transfer Restricted Securities (in accordance with AU Section 634:  Letters for Underwriters and Certain other Requesting Parties of the American Institute of Certified Public Accounts), such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters to underwriters in connection with similar underwritten offerings;

(iv)       enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Transfer Restricted Securities, which agreement shall be in form, substance and scope customary for similar offerings;

(v)        if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 4 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; and

(vi)       deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Holders of a majority in principal amount of the Transfer Restricted Securities being sold and the managing underwriters, if any.

The above shall be done at (i) the effectiveness of such Registration Statement (and each post-effective amendment thereto) and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder;

(p)        in the case of a Shelf Registration or if a Prospectus is required to be delivered by any Participating Broker-Dealer in the case of the Registered Exchange Offer, make available for inspection by representatives of the Holders of the Transfer Restricted Securities, any underwriters participating in any disposition pursuant to a Shelf Registration Statement, any Participating Broker-Dealer and any counsel or accountant retained by any of the foregoing, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the Company to supply all information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with a Registration Statement, and make such representatives of the Company available for discussion of such documents as shall be reasonably requested by any such representative, underwriter, special counsel or accountant; provided that information which the Company determines in good faith, to be confidential and which it notifies such parties is confidential shall not be disclosed by such parties unless (i) such parties reasonably determine that the disclosure of such information is necessary to avoid or correct a material misstatement or omission in the applicable Registration Statement or the related Prospectus, (ii) such party reasonably determines, based on the advice of counsel, that disclosure of such information is required pursuant to a subpoena or other order for a court of competent jurisdiction or any other administrative agency or is otherwise required by applicable law, in which case each such party shall promptly notify, if permitted by applicable law, the Company or (iii) such information has been made generally available to the public;

(q)        (i) in the case of an Exchange Offer Registration, a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Dealer Managers and to Special Counsel and make such changes in any such document prior to the filing thereof as the Dealer Managers or Special Counsel may reasonably request and, except as otherwise required by applicable law, not file any such document in a form to which the Dealer Managers on behalf of the Holders of Transfer Restricted Securities and counsel to the Holders of Transfer Restricted Securities shall not have previously been advised and furnished a copy of or to which the Dealer Managers on behalf of the Holders of Transfer Restricted Securities or counsel to the Holders of Transfer Restricted Securities shall reasonably object, and make the representatives of the Company available for discussion of such documents as shall be reasonably requested by the Dealer Managers; and

(ii)        in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Transfer Restricted Securities, to the Dealer Managers, to counsel for the Holders and to the underwriter or underwriters of an underwritten offering of Transfer Restricted Securities, if any, make such changes in any such document prior to the filing thereof as the Dealer Managers, the counsel to the Holders or the underwriter or underwriters reasonably request and not file any such document in a form to which the Majority Holders, the Dealer Managers on behalf of the Holders of Transfer Restricted Securities, counsel for the Holders of Transfer Restricted Securities or any underwriter shall not have previously been advised and furnished a copy of or to which the Majority Holders, the Dealer Managers on behalf of the Holders of Transfer Restricted Securities, counsel to the Holders of Transfer Restricted Securities or any underwriter shall reasonably object, and make the representatives of the Company available for discussion of such document as shall be reasonably requested by the Holders of Transfer Restricted Securities, counsel for the Holders of Transfer Restricted Securities or any underwriter;

(r)         in the case of a Shelf Registration, use all commercially reasonable efforts to cause all Transfer Restricted Securities to be listed on any securities exchange on which similar debt securities issued by the Company are then listed if requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of such Transfer Restricted Securities, if any;

(s)         in the case of a Shelf Registration, use all commercially reasonable efforts to cause the Transfer Restricted Securities to be rated by the appropriate rating agencies, if so requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Transfer Restricted Securities, if any;

(t)         otherwise comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder;

(u)        cooperate and assist in any filings required to be made with FINRA and, in the case of a Shelf Registration, in the performance of any due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of FINRA); and

(v)        in the case of a Shelf Registration Statement, the Company may (as a condition to such Holder’s participation in the Shelf Registration) require each Holder of the Transfer Restricted Securities to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Transfer Restricted Securities as the Company may from time to time reasonably request in writing.

Each Holder agrees that, upon receipt of any notice from the Company of (i) the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(v) or 3(e)(vi) hereof, or (ii) the good faith determination of the Board of Directors or the Chief Executive Officer and Chief Financial Officer of the Company that the continued effectiveness of the applicable Registration Statement and use of the Prospectus would require disclosure of confidential information related to a material acquisition or divestiture of assets or a material corporate transaction, event or development, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in such Holder’s possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities current at the time of receipt of such notice; provided that the Company shall not allow the applicable Registration Statement to fail or cease to be effective or allow the Prospectus to be unusable pursuant to the provisions of this paragraph for more than 45 days during any year of effectiveness contemplated by Section 2 hereof. It is understood and agreed that the provisions of this paragraph shall not affect the Company’s obligations under Section 2.5 of this Agreement.

Each Holder of Transfer Restricted Securities hereby agrees with the Company and each other such Holder that no Holder of Transfer Restricted Securities may participate in any underwritten offering hereunder unless (a) the Company gives its prior written consent to such underwritten offering, (b) the underwriter or underwriters and manager or managers that will manage such offering shall be selected by the Majority Holders of such Transfer Restricted Securities included in such offering and shall be acceptable to the Company, (c) each Holder of Transfer Restricted Securities participating in such underwritten offering agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements, and (d) each Holder of Transfer Restricted Securities participating in such underwritten offering completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

4.          Indemnification; Contribution.

(a)        With respect to the Securities, the Company agrees to indemnify and hold harmless each of the Dealer Managers, each Holder, each Participating Broker-Dealer, each Person who participates as an underwriter (any such Person being an “Underwriter”) and each Person, if any, who controls any such Person within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act with respect to the Securities as follows:

(i)         against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which Exchange Notes or Transfer Restricted Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any

Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)        against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 4(d) below) any such settlement is effected with the written consent of the Company; and

(iii)       against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Holder or Underwriter expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

(b)        Each Holder severally, but not jointly, agrees to indemnify and hold harmless the Company, each of the Dealer Managers, each Underwriter, each Participating Broker-Dealer and the other selling Holders, and each of their respective directors and officers, and each Person, if any, who controls the Company, each of the Dealer Managers, any Underwriter, any Participating Broker-Dealer or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Holder furnished to the Company by such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Transfer Restricted Securities pursuant to such Shelf Registration Statement.

(c)        Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)        If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)        If the indemnification provided for in this Section 4 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holders, Underwriters, Participating Broker-Dealers and the Dealer Managers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative fault of the Company on the one hand and the Holders, Underwriters, Participating Broker-Dealers and the Dealer Managers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Holders. Underwriters, Participating Broker-Dealers or the Dealer Managers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Holders, Underwriters, Participating Broker-Dealers and the Dealer Managers agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation (even if the Dealer Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 4, no Dealer Manager, Holder, Participating Broker-Dealer or Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the sale of the Securities exceeds the amount of any damages which such Dealer Manager, Holder, Participating Broker-Dealer or Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission with respect to the Securities from the sale of the Securities.

No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 4, each Person, if any, who controls a Dealer Manager, Holder, Participating Broker-Dealer or Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Dealer Manager, Holder, Participating Broker-Dealer or Underwriter and each director of the Company, and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The Dealer Managers’ respective obligations to contribute pursuant to this Section 7 are several and not joint.

5.         Miscellaneous.

5.1       Rule 144 and Rule 144A.  For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Company covenants that it will file the reports required to be filed by it under the 1933 Act and Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder. If the Company ceases to be so required to file such reports, the Company covenants that it will upon the request of any Holder of Transfer Restricted Securities (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act and it will take such further action as any Holder of Transfer Restricted Securities may reasonably request, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Transfer Restricted Securities without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (ii) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC.  Upon the request of any Holder of Transfer Restricted Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

5.2       No Inconsistent Agreements.  The Company has not entered into and the Company will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Transfer Restricted Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of the Company’s other issued and outstanding securities under any such agreements.

5.3       Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Transfer Restricted Securities affected by such amendment, modification, supplement, waiver or departure.

5.4       Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 5.4, which address initially is the address set forth in the Dealer Manager Agreement with respect to the Dealer Managers; and (b) if to the Company, initially at the Company’s address set forth in the Dealer Manager Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5.4.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture, at the address specified in such Indenture.

5.5       Successor and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms of the Dealer Manager Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities, in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Dealer Manager Agreement, and such person shall be entitled to receive the benefits hereof.

5.6       Third Party Beneficiaries.  Each Holder and Participating Broker-Dealer shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Dealer Managers, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of other Holders hereunder. Each Holder by its acquisition of Securities shall be deemed to have agreed to the provisions of Section 4(b) hereof.

5.7       Specific Enforcement.  Without limiting the remedies available to the Dealer Managers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Sections 2.1 through 2.4 hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Sections 2.1 through 2.4 hereof.

5.8       Restriction on Resales.  The Company will not, and will cause their “affiliates” (as such term is defined in Rule 144(a)(1) under the 1933 Act) not to, resell any Securities which are “restricted securities” (as such term is defined under Rule 144(a)(3) under the 1933 Act) that have been reacquired by any of them and shall immediately upon any purchase of any such Securities submit such Securities to the Trustee for cancellation.

5.9       Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

5.10     Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

5.11     GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

5.12     Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

NORFOLK SOUTHERN CORPORATION

By:	/s/ Marta R. Stewart
Name: Marta R. Stewart
Title: Vice President and Treasurer

Confirmed and accepted as

 of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
                              INCORPORATED

By:	/s/ David Scott
Name: David Scott
Title: Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Kevin Mills
Name: Kevin Mills
Title: Managing Director

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